Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this (Amendment No. 1) to the Registration Statement filed on Form 10 of our report dated January 28, 2008, relating to the financial statements of Otter Tail Ag Enterprise, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P
Boulay, Heutmaker, Zibell & Co. P.L.L.P
Minneapolis, Minnesota
April 29, 2008